SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
of 1934 (Amendment No.   )

Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:

[  ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or
Section 240.14a-12

                       Cincinnati Milacron Inc.
           (Name of Registrant as Specified In Its Charter)

        (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
14a-6(i)(2) or ITem 22(a)(2) of Schedule 14A.
[  ] $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3).
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  1) Title of each class of securities to which transaction applies:
  2) Aggregate number of securities to which transaction applies:
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
  4) Proposed maximum aggregate value of transaction:
  5) Total fee paid:

[  ]  Fee paid previously with prelimninary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:
  2) Form, Schedule or Registration Statement No.:
  3) Filing Party:
  4) Date Filed:



                           CINCINNATI MILACRON

                         Cincinnati, Ohio 45209
                         _______________________
                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To be held April 25, 1995

     The Annual Meeting of the Shareholders of Cincinnati
Milacron Inc. (the "Company") will be held at the offices of the Company, 4701 Marburg Avenue, Cincinnati, Ohio 45209 on Tuesday,
April 25, 1995, at 9:00 A.M., E.D.T., for the following purposes:

1. To elect three directors.

2. To confirm the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year 1995.

3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on February 28, 1995, as the record date for determining the shareholders entitled to notice of and to vote with respect to this solicitation.

The Annual Report of the Company for the year 1994, containing financial statements, is enclosed.

                PLEASE MARK, SIGN AND RETURN THE ENCLOSED
                     PROXY IN THE ENVELOPE PROVIDED.

                         By order of the Board of Directors,



                         Wayne F. Taylor, Vice President,
                         General Counsel and Secretary

The date of this Pro xy Statement is March 24, 1995.






                        Cincinnati Milacron Inc.
                          4701 Marburg Avenue
                         Cincinnati, Ohio 45209

                          ______________________

                          PROXY STATEMENT

       ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 25, 1995

       The Proxy Statement is furnished to shareholders on or about March 24, 1995, in connection with the solicitation by the Board of Directors of Cincinnati Milacron Inc., a Delaware corporation (the "Company"), 4701 Marburg Avenue, Cincinnati, Ohio 45209 of proxies in the accompanying form to be used at the Annual Meeting of Shareholders to be held on April 25, 1995, and any adjournment thereof. The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. A shareholder who has given a proxy may revoke it by voting in person at the meeting, by giving a written notice of revocation to the Secretary of the Company at the address indicated above or by giving a later dated proxy at any time before voting.

     If a choice has been specified by a shareholder with respect to any matter by means of the ballot on the proxy, the shares represented by such proxy will be voted or withheld from voting accordingly. If no choice is so specified, the shares will be voted FOR the election of the nominees for Director set forth on the proxy, and FOR confirmation of Ernst & Young LLP as independent auditors of the Company for the fiscal year 1995.
It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it promptly in the accompanying envelope in order that your shares may be voted at the meeting.

     Shareholders of record of the Company's Common Stock, par value $1.00 per share ("Common Stock"), and of its 4% Cumulative Preferred Stock, par value $100 per share ("Preferred Stock"), at the close of business on February 28, 1995, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, there were outstanding 60,000 shares of Preferred Stock and 33,809,075 shares of Common Stock exclusive of shares of Common Stock held in the treasury of the Company. Each share of Preferred Stock is entitled to 24 votes.

     The Company's Amended Certificate of Incorporation, subject to certain exceptions, provides that each share of Common Stock entitles the holder thereof to ten votes on each matter to be considered at the meeting, except that no holder shall be entitled to exercise more than one vote on any such matter in respect of any share of Common Stock with respect to which there has been a change of beneficial ownership after February 1, 1992. Based on the information with respect to beneficial ownership possessed by the Company at the date of this Proxy Statement, the holders of more than half of the shares of Common Stock will be entitled to exercise ten votes per share at the meeting and the holders of the remainder of the outstanding shares of Common Stock will be entitled to one vote per share. The actual voting power of each holder of Common Stock will be based on information possessed by the Company at the time of the meeting.

     Proxy cards, with text printed in black on white stock, are being furnished to individuals with this Proxy Statement to cover shares of Common Stock with respect to which the Company's records show beneficial ownership as of February 1, 1992, or thereafter. Each of these cards has at the upper center area of the signature side an indication of the total vote to which the respective individual holder is entitled.

     Shares of Common Stock held of record in the names of banks, brokers, nominees and certain other entities are covered by Proxy cards on white stock with a blue stripe. A shareholder who has been a continuous beneficial owner since February 1, 1992, is entitled to ten votes for each share of Common Stock PROVIDED the certification form on the Proxy card with the blue stripe is completed. If this certification is not completed, a change of beneficial ownership will be deemed to have occurred after February 1, 1992, with respect to all the shares of Common Stock covered thereby, so that the holder will be entitled to only one vote per share for all such shares.

     For purposes of exercising the pass through voting rights for participants in the Company's employee benefit plans, each participant having shares of Common Stock credited to his or her account will receive a voting direction card on white stock with a pink stripe to be returned to the Trustee of those benefit plans with voting instructions.

     The holders of shares of Common Stock and Preferred Stock entitling them to exercise a majority of the total voting power of the Company's stock, present in person or by proxy, at the Annual Meeting shall constitute a quorum.

Proxy Solicitation
     The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers and other employees of the Company in person or by telephone, telegraph, fax or telex. No additional compensation to such persons will be paid for such solicitation.

     Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of the Common Stock and Preferred Stock, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies for a fee estimated at $13,500, plus reasonable out-of-pocket expenses incurred by them.

                          ELECTION OF DIRECTORS

     The shares of the Preferred Stock and the shares of the Common Stock vote together as a single class for the election of Directors. The candidates receiving the greatest number of votes up to the number of directors to be elected will be elected. Votes withheld on directors as well as broker non-votes will be counted toward the establishment of quorum, but will have no effect on the election of directors.

     Under the Company's By-Laws, the Board of Directors is to consist of a number fixed by the Board, and is not to be less than nine nor more than fifteen members. Currently, the number of Board members is set at ten, divided among three classes.

     The persons named as proxies on the enclosed Proxy card (the "Proxy Committee") intend to vote (unless authority to do so is withheld) for the re-election for a three-year term of three
Directors: Harry A. Hammerly, Daniel J. Meyer and Joseph A. Steger. The three nominees have consented to being named as such and to serve if elected.

     In the unexpected event that, prior to the election, any one or more of the nominees shall be unable to serve, the Proxy Committee will vote for the election of such substitute nominees, and for such term or terms as the Board of Directors may propose, and in no event may proxies be voted for more than three Directors.

The following information is furnished with respect to each nominee for election as a Director and for each other person whose terms of office as a Director will continue after the meeting:
________________________________________________________________
DARRYL F. ALLEN          Member:  Audit Committee
Director since 1993      Term expires 1997
Age 51

Mr. Allen is Chairman, President and Chief Executive Officer of TRINOVA Corporation, Maumee, Ohio, a world-wide manufacturer and distributor of engineered components and systems for markets which include industrial, automotive, aerospace and defense. Mr. Allen has served in his present capacity since 1991. From 1986 to 1991, he was President and Chief Executive Officer. Director of TRINOVA Corporation.
_________________________________________________________________
NEIL A. ARMSTRONG        Member:  Executive Committee
Director since 1980               Audit Committee
Age 64                   Term expires 1996

Mr. Armstrong is Chairman of AIL Systems, Inc. (a division of Eaton Corporation), manufacturer of electronic countermeasure systems, and has served in that capacity since 1989. Director of The CINergy Co., UAL Corp., Eaton Corporation, USX Corporation, Thiokol Corp. and RMI Titanium Co.
_________________________________________________________________
LYLE EVERINGHAM          Member:  Executive Committee
Director since 1984               Personnel and Compensation
                                  Committee
Age 68                   Term expires 1996

Mr. Everingham had served for more than five years, until his retirement in 1991, as Chairman and Chief Executive Officer of The Kroger Co., a food retailer and manufacturer. Director of Providian Corporation, Federated Department Stores and The Kroger Co.

_________________________________________________________________
JAMES A. D. GEIER        Member:  Personnel and Compensation
                                   Committee
Director since 1966                Executive Committee
Age 69                             Nominating Committee
                         Term expires 1996

Mr. Geier had served for more than five years, until his retirement in 1990, as Chairman of the Company. Director of BDM
International, Inc., Clark Equipment Company and USX Corporation.

_________________________________________________________________
HARRY A. HAMMERLY        Member:  Audit Committee
Director since 1992      Term expires 1995, nominee for
                         three-year term
Age 61

Mr. Hammerly is Executive Vice President, International Operations of 3M Company, St. Paul, Minnesota, a world-wide manufacturer serving industrial, commercial, health care and consumer markets, and has served in that capacity since September, 1991. From 1989 to 1991, Mr. Hammerly was Executive Vice President, Industrial and Electronic Sector and Corporate Services. Director of 3M Company, Apogee Enterprises, Inc. and The Geon Company.
_________________________________________________________________
DANIEL J. MEYER          Member:  Executive Committee
Director since 1985      Term expires 1995, nominee for
                         three-year term
Age 58

Mr. Meyer is Chairman and Chief Executive Officer of the Company and has served in that capacity since January 1991. From 1990 to 1991, Mr. Meyer was President and Chief Executive Officer. From 1987 to 1990, Mr. Meyer was President and Chief Operating Officer. Director of Star Banc Corp., The E.W. Scripps Company and Hubbell Incorporated.
_________________________________________________________________
JAMES E. PERRELLA        Member:  Personnel and Compensation
                                   Committee
Director since 1993      Term expires 1997
Age 59

Mr. Perrella is Chairman, President and Chief Executive Officer of Ingersoll-Rand Company, Woodcliff Lake, New Jersey, a world-wide manufacturer of machinery and equipment for automotive, construction, energy and general industries, and has served in that capacity since November 1993. He was President of Ingersoll-Rand Company from 1992 to 1993, and Executive Vice President from 1982 to 1992. Director of Ingersoll-Rand Company.
_________________________________________________________________
RAYMOND E. ROSS          Term expires 1996
Director since 1991
Age 58

Mr. Ross is President and Chief Operating Officer of the Company and has served in that capacity since November 1991. He was elected Executive Vice President, Operations and a Director of the Company in 1991. He was Senior Vice President, Industrial Systems from 1989 to 1991.
_________________________________________________________________
DR. JOSEPH A. STEGER     Member:  Executive Committee
Director since 1985               Nominating Committee
Age 58                            Personnel and Compensation
                                  Committee

     Term expires 1995, nominee for three-year term
Dr. Steger is, and has been for more than the past five years, President, University of Cincinnati. Director of Crucible Materials, Inc., Provident Bancorp, Inc. and The Provident Bank.
_________________________________________________________________
HARRY C. STONECIPHER     Member:  Personnel and Compensation
                                  Committee
Director since 1991      Term expires 1997
Age 58

Mr. Stonecipher is President and Chief Executive Officer of McDonnell Douglas Corporation, a producer of military and commercial jet aircraft and helicopters as well as missiles, space launch vehicles, and electronic systems, and has served in that capacity since September, 1994. He was Chairman, President and Chief Executive Officer of Sundstrand Corporation, Rockford, Illinois, from 1991 to 1994 and President and Chief Executive Officer from 1989 to 1991. Director of McDonnell Douglas Corporation and Sentry Insurance Co.



              BOARD OF DIRECTORS AND BOARD COMMITTEES

Compensation and Benefits
     The Company compensates Directors, other than Directors who are also employees of the Company, by payment of an annual retainer of $25,000 and a fee of $1,000 for each Board and committee meeting attended and a fee of $750 for participation in each telephone meeting. Chairmen of the Audit Committee and Personnel and Compensation Committee also receive an annual retainer of $2,000. Directors may defer for future payment all or a specified portion of their compensation and such deferred compensation earns interest at certain rates established from time to time by the Internal Revenue Service, or such compensation may be deferred to a Company stock account. In addition, the Directors may elect to be covered by $100,000 of group term life insurance. Mr. Geier provided consulting services to the Company under contract which resulted in payment of $130,000 for services in fiscal year 1994.

     In 1991, the Board of Directors approved the 1991 Restricted Stock Plan for Non-Employee Directors ("Plan") to help attract and retain highly qualified individuals and to relate non-employee Directors' compensation more closely to the Company's performance and the interest of its shareholders. Each non-employee Director elected after the effective date of the Plan and before its expiration on January 1, 1994, ("Participant") automatically received 500 shares of restricted stock, subject to a three-year restriction against encumbering or disposing of the shares and conditioned upon the participant remaining as a Director of the Company for the restriction period.

     Awards of restricted shares and stock options to Directors are provided for in the 1994 Long-Term Incentive Plan. Messrs. Allen, Armstrong, Everingham, Geier, Hammerly, Perrella, Steger and Stonecipher each received a stock option grant of 1,000 shares under the plan in fiscal year 1994.

     In 1989, the Board of Directors approved the Retirement Plan for Non-Employee Directors ("Director's Retirement Plan") which provides benefits for those non-employee Directors who have vested in the Director's Retirement Plan by serving on the Board for six years or more and who are not eligible to receive pension benefits from the Company or any of its subsidiaries. Non-employee Directors must resign at the Board Meeting next following his or her seventieth birthday. Benefits are for life and are paid monthly beginning on the month following the Director's seventieth birthday. An eligible Director with ten or more years of vested service shall receive a retirement benefit equal to one hundred percent of the Director's base retainer as of the last day of service. Directors having less than ten years vested service receive a reduced benefit. Directors whose benefits have vested shall receive a minimum of thirty-six monthly payments, such payment to be made to the Director's estate in the event of death prior to receiving the thirty-six payments. In the event of a change of control of the Company, all vested benefits will be paid to the Directors in one lump-sum payment calculated on a present-value basis. A change of control includes the acquisition by a person of 20% or more of the voting power of the Company, the sale of substantially all of the assets of the Company, or liquidation or dissolution of the Company, or shareholder approval of certain mergers or consolidations with other corporations.

Meetings and Committees
     The Board of Directors held six meetings in fiscal year 1994. Average attendance by Directors at the aggregate of the Board and committee meetings was 88%. No Director attended fewer than 75% of the aggregate of the meetings of the Board and the committees on which they served, except for Dr. Steger who attended 64% of the aggregate of said meetings.

     The Board of Directors has established four committees with specific responsibilities. The Executive Committee is composed of five members, four non-employee Directors and one employee Director. The Committee meets only on call and may exercise, in the intervals between meetings of the Board, powers of the Board in the management of the business and affairs of the Company. The Committee held one meeting in fiscal year 1994.

     The Audit Committee is composed of three non-employee Directors. The Committee recommends to the Board of Directors the appointment of the independent auditors and meets with members of management, the independent auditors and the internal auditors, both together and privately, to review the annual financial statements, audit coverage and results, the adequacy of internal accounting controls and the quality of financial reporting. The Committee also oversees the Company's compliance with its policies regarding boycotts and questionable payments and practices. The Committee held two meetings in fiscal year 1994.

     The Personnel and Compensation Committee is composed of five non-employee Directors. The Committee recommends to the Board of Directors the compensation of the Chairman and the President, reviews the compensation of all corporate officers, reviews management manpower planning and development programs and administers management incentive programs. The Committee held three meetings in fiscal year 1994.

     The Nominating Committee is composed of three non-employee Directors. The Committee recommends to the Board of Directors the names of possible nominees for election to the Board. The Committee will consider any recommendation by shareholders of possible Director nominees submitted in writing to the Committee in care of the Secretary of the Company no later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting of Shareholders was mailed. Biographical data and the proposed nominee's written consent to be named as a nominee must be included. The Committee held one meeting in fiscal year 1994.

Shareholder Meetings: Conducting Business and Notice
     At any meeting of the shareholders other than the Annual Meeting, which is provided for below, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any shareholder who is entitled to vote with respect thereto and who has given timely notice thereof in writing to the Secretary of the Company not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed.

                 PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table gives information concerning the beneficial owners of more than five percent of the Company's outstanding shares of Common Stock and Preferred Stock as of February 28, 1995:






                              Common Stock

          Beneficial Owner         Shares              Percent of Outstanding

FMR Corporation                    2,461,407           7.27
  82 Devonshire Street
  Boston, MA 02109

The State Teachers
  Retirement Board of Ohio         1,972,600           5.82
  275 East Broad Street
  Columbus, OH 43215

James A.D. Geier                   1,740,687(1)        5.14
  455 Delta Avenue,
  Suite 108
  Cincinnati, OH  45226



Preferred Stock

<CAPION>

          Beneficial Owner         Shares              Percent of Outstanding

State Street Bank
  and Trust Company                11,126              18.54
P.O. Box 351
Boston, MA 02101
Trustee -
Cincinnati Milacron
Employee Benefit Plans

Chase Manhattan Bank, N.A.         6,962               11.60
1 Chase Manhattan Plaza
New York, NY 10081


PNC Bank, National Association     5,911               9.85
51 Mercedes Way
Edgewood, NY 11717

McDonald & Company
Securities, Inc.                   4,586               7.64
2100 Society Building
Cleveland, OH  44114

Cincinnati Milacron
Foundation                         3,913               6.52
Cincinnati, OH 45209
- - (J.A.D. Geier, L. Everingham,
N.A. Armstrong, R.E. Ross
and D.J. Meyer, Trustees)

James A.D. Geier                   3,049(1)            5.08
455 Delta Avenue, Suite 108
Cincinnati, OH  45226

Unless otherwise noted, the above-named individuals or entities have sole voting and investment power.

(1) See (3) under "Share Ownership of Directors and Officers".


SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

Set forth in the following table is the beneficial ownership of Common Stock and Preferred Stock as of February 28, 1995 for each of the Directors and of the Officers named in the Summary Compensation Table. No Director or Officer owns more than one percent of the class shown, except as set forth in the footnotes below.




Name                     Common Shares(1)    Preferred Shares

Darryl F. Allen(2)            3,345               0
Neil A. Armstrong             3,050               0
Lyle Everingham               2,700               0
James A. D. Geier(3)      1,740,687           3,049
Harry A. Hammerly(2)          5,994               0
Daniel J. Meyer(4)          505,495             380
James E. Perrella(2)          2,903               0
Raymond E. Ross             293,910               0
Joseph A. Steger              2,626               0
Harry C. Stonecipher          6,500               0
Ronald D. Brown              75,389               0
Harold J. Faig              113,576               0
Alan L. Shaffer             102,886               0
All Officers and
Directors As a Group(5)   3,283,103           3,409

(1) The amounts shown include (a) the following shares that may be acquired within 60 days pursuant to outstanding option grants:
Mr. Meyer, 413,348 shares, Mr. Ross, 272,376 shares, Mr. Brown, 68,551 shares, Mr. Faig, 105,170 shares, Mr. Shaffer, 91,200 shares, 2,000 shares each for Messrs. Allen, Armstrong, Everingham, Geier, Hammerly, Perrella, Steger and Stonecipher and 1,322,723 shares for all Directors and Officers as a group; (b) shares allocated to participant accounts under the Company's Performance Dividend and Savings Plan as of December 31, 1994, according to information furnished by the Plan Trustee; and (c) shares with shared voting or investment power, and those held by certain members of the individuals' families as to which beneficial ownership is disclaimed.

(2) The amounts shown include credits of stock units under the Company's deferred compensation plan for non-employee Directors as follows: Mr. Allen, 845 units, Mr. Hammerly, 2,438 units and
Mr. Perrella, 403 units.

(3) Mr. Geier's beneficial ownership is 5.14% of the common shares and 5.08% of the preferred shares outstanding, and includes 1,501,332 common shares and 2,821 preferred shares held in estates and trusts for the benefit of others with respect to which Mr. Geier is a fiduciary or has shared voting power, and with respect to which voting power may be delegated to the trustee, 18,942 common shares in an IRA and 11,775 common shares in the name of Mr. Geier's wife.

(4) Mr. Meyer's beneficial ownership is 1.50% of the common shares outstanding.

(5) Directors and Officers beneficial ownership as a group is 9.69% of the common shares (19 persons) and 5.80% of the preferred shares (2 persons) outstanding.

PERSONNEL AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

To Our Shareholders
     The Company's Personnel and Compensation Committee of the
Board of Directors (the "Committee") annually reviews and recommends to the full Board compensation levels for the officers of the Company. The Committee consists entirely of Board members who are not employees of the Company.

The Committee's primary objective in establishing compensation opportunities for the Company's officers is to support the Company's goal of maximizing the value of shareholders' interests in the Company. To achieve this objective, the Committee believes it is critical to:

     Hire, develop, reward and retain the most competent executives, and to provide compensation opportunities for executives which are competitive in the marketplace, which include companies in the Performance Graph below for the S&P Industry and Machinery Diversified Indices.

     Encourage decision-making that enhances shareholder value.
The Committee believes that this objective is promoted by providing short-term and long-term incentive opportunities that are tied to performance measures which are payable in cash and/or shares of Company stock.

     Provide incentive opportunities which link corporate performance and executive pay. The Committee believes in paying executives competitive levels of incentive compensation when corporate financial performance expectations are met.

     Promote a close identity of interests between management and the Company's shareholders by rewarding positive results through the payment of Company stock when appropriate.

     The Committee reviews the compensation for all corporate officers, including the individuals whose compensation is detailed in the proxy statement. This review is designed to ensure consistency throughout the compensation process. The Committee makes all decisions pertaining to the determination of the Company's executive compensation plans which promote the objectives detailed above. The Committee believes that the Company's current compensation programs support the Company's business mission and contribute to the Company's financial success. The Committee considers the entire pay package when establishing each component of pay.

     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended. Section 162(m) generally denies a publicly held corporation, such as the Company, a federal income tax deduction for compensation in excess of $1 million per year paid or accrued for each of its chief executive officer and four other most highly compensated executive officers. Certain "performance based" compensation is not subject to the limitation of deductibility provided that certain stockholder approval and independent director requirements are met. The Committee takes into account Section 162(m) of the Internal Revenue Code while reviewing its policies with respect to the qualifying compensation paid to its executive officers.

                       COMPONENTS OF COMPENSATION

Base Salary
     The Committee annually reviews each officer's base salary. The factors which influence Committee determinations regarding base salary include: job performance, level of responsibilities, breadth of knowledge, prior experience, comparable levels of pay among executives at regional and national market competitors, which includes companies in the Performance Graph below for the S&P Industry and Machinery Diversified Indices, and internal pay equity considerations. Base pay data is compared with survey information compiled by independent compensation consulting firms. Increases to salary levels are driven by individual performance. Base salaries are targeted at the market average, after adjusting for company size.

Annual Incentive Compensation
     The Company's officers, including the CEO, are eligible for an annual cash bonus under its Short-Term Management Incentive Plan. The corporate and business unit performance measures for bonus payments are based on Economic Value Added (EVA) whereby return on capital must exceed the cost of capital, thereby enhancing shareowner value at the corporate and/or business unit levels. The Committee, where appropriate and when EVA is achieved, also considers in its decision to award any annual cash bonus accomplishment of unweighted annual non-financial goals and objectives established at the beginning of the year, including but not limited to such objectives as incorporation of Total Quality Leadership (TQL) within the Company, introduction of new products and restructure and consolidation within an applicable business unit.

     The Short-Term Management Incentive Plan provides a balance between the short-term financial goals and long-term objectives of the Company. A corporate EVA bonus was paid for 1994 and each of the officers named in the Summary Compensation Table received bonuses. In addition, certain business units also earned their EVA and officers specifically responsible for these operations received bonuses.

     Annual incentive compensation is targeted to the median end of the companies surveyed.

Long-Term Incentive Compensation
     The 1991 Long-Term Incentive Plan, which expired January 1, 1994, was approved by shareholders and established a long-term financial performance goal to be achieved in order for executives and certain key employees to receive targeted payments. This objective was based upon achieving a percentage return on capital (Performance Goal) that exceeded the cost of capital. The Performance Goal was established by the Committee, subject to the approval of the Board of Directors, and was measured over a three- year period. No payments under the 1991 Long-Term Incentive Plan were made in 1994 since the Performance Goal was not achieved.

     The 1994 Long-Term Incentive Plan, also approved by the shareholders, provides for a Performance Award of 25% of base salary if 50% of the maximum corporate EVA is achieved under the Short-Term Incentive Plan. In 1994, EVA exceeded the 50% threshold and payments under the plan were made. If a Participant elects to defer his Performance Award into a Company Stock account, payable upon retirement or termination, an equal number of shares of Restricted Stock, with restrictions which lapse in three years, will be set aside. Each of the officers named in the Summary Compensation Table elected to defer his Performance Award.

     Under the 1994 Long-Term Incentive Plan, stock options were granted to the Company's key employees including its officers. Current stock holdings of the officers are not considered when stock options are granted. Stock options granted are designed to align the interests of executives with those of the shareholders. Based upon a review by independent consultants, stock options were granted at the low to medium range of the peer group with an exercise price equal to the market price of the Common Stock on the date of grant and vest equally over four years beginning at the second anniversary of the date of grant. This approach was designed to focus executives on the creation of shareholder value over the long term since the full breadth of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

CEO Compensation
     The compensation of the CEO reflects the same elements as those used in determining the compensation of other corporate officers. The Committee also considers the leadership and effectiveness of the CEO in offering direction and strategic planning for the Company and in dealing with major corporate problems and opportunities. The CEO's base salary in 1994 was increased in conjunction with the progress of the Company's goal of growth in the plastics and industrial products businesses, improvement of the Company's profitability, continued implementation of TQL, and the continuous success in introducing to the market a number of new products under its Wolfpack design program.

     In accordance with the respective terms of the Short-Term Incentive Plan, a bonus of $533,000 was paid for 1994. No payments were made to the CEO for 1994 under the 1991 Long-Term Incentive Plan since the Performance Goal was not achieved. A payment of $125,656 was made under the 1994 Long-term Incentive Plan since corporate EVA exceeded the 50% threshold. Mr. Meyer elected to defer his Performance Award into a Common Stock account and received a like number of shares of Restricted Stock.

     Mr. Meyer received stock options for 60,000 Shares under the 1994 Long-Term Incentive Plan, the grant of which was made on the basis of market practice as determined by independent consultants, as described above.

                    The Personnel and Compensation Committee
                         Lyle Everingham
                         James A. D. Geier
                         James E. Perrella
                         Joseph A. Steger
                         Harry C. Stonecipher

     The following information is furnished with respect to each nominee for election as a Director and for each other person whose terms of office as a Director will continue after the meeting:

Stock Loan Programs
     The Employee Stock Loan Program, approved by the Board of Directors of the Company, is applicable to key employees who have received stock options or grants of restricted stock pursuant to the Company's Long-Term Incentive Plans. This loan program provides loans to employees up to the amount due in cash for the exercise price of the stock options, or any required withholding taxes as a result of exercising such options or the lapse of restrictions on restricted stock awards. These loans are to be repaid on terms of regular payments of not more than 10 years unless the related stock is divested by the employee prior to said time, in which case all amounts owing become payable. The interest rates for these loans are established from time to time by the Personnel and Compensation Committee in compliance with Internal Revenue Service guidelines. As of February 28, 1995, the interest rate for all outstanding stock option loans was 7.91% per annum.

Annual Retirement Benefits
     The calculation of estimated annual retirement benefits under the Company's regular retirement plan (the "Retirement Plan"), is based upon years of service and average earnings for the highest five consecutive years of service. Earnings include all cash compensation, including amounts received or accrued under the Short-Term Management Incentive Program, but exclude benefits or payments received under Long-Term Incentive Plans or any other employee benefit plan. The Retirement Plan is non-contributory and limits the individual annual benefit to the maximum level permitted under existing law. The credited years of service under the Retirement Plan for the executive officers named in the Summary Compensation Table set forth below are: 25 for Mr. Meyer, 26 for Mr. Ross, 14 for Mr. Brown, 28 for Mr. Faig and 22 for Mr. Shaffer. Directors who are not officers or employees of the Company are not eligible to participate in the Retirement Plan, but are eligible to participate in the Director's Retirement Plan described above.

     The table below shows examples of pension benefits which are computed on a straight life annuity basis before deduction of the offset provided by the Retirement Plan, which depends on length of service and is up to one-half of the primary Social Security benefit:



Highest Consecutive                Estimated Annual Pension for
    Five-Year                      Representative Years of Credited Service
Average Compensation     10        15        20        25        30        35 or More

     $  60,000      $  9,000  $  13,500 $  22,500 $  27,000   $  27,000     $ 31,500
        80,000        12,000     18,000    24,000    30,000      36,000       42,000
       100,000        15,000     22,500    30,000    37,500      45,000       52,500
       200,000        30,000     45,500    60,000    75,000      90,000      105,000
       300,000        45,000     67,500    90,000   112,500     135,000*     157,500*
       400,000        60,000     90,000   120,000*  150,000*    180,000*     210,000*
       500,000        75,000    112,500   150,000*  187,500*    225,000*     262,500*


*Under existing law, payments of annual benefits in excess of $115,641 may not be made by the Retirement Plan, but may be paid directly by the Company as described in the following paragraph.

     In an effort to attract and retain experienced executives, the Board of Directors approved a program wherein certain officers are guaranteed annual pensions of not less than 52.5% and not more than 64.5% of their highest average pay in a consecutive five-year period (subject to deduction of one-half of the primary Social Security benefit and benefits, if any, from prior employers). Other officers are entitled upon retirement to a pension benefit of not less than that to which they normally would be entitled under the Retirement Plan if there were no cap under existing law and not more than 60% of their highest average pay in a consecutive three-year period. In both cases, such pensions include an amount payable under the Retirement Plan and are not subject to the maximum limitation imposed on qualified plans such as the Retirement Plan.


                                        Summary Compensation Table

                                             Annual Compensation(1)   Long Term Compensation
                                                                          Awards          Payouts
                                                          Other                                    All
                                                            Annual  Restricted  Stock     LTIP        Other
Name        Principal Position    Year   Salary  Bonus    Comp.     Stock     Options   Payouts     Comp.
________________________________________________________________________________________________________

D.J. Meyer  Chief Exec. Officer   1994 $511,404  $533,000    - $121,603(2)   60,000    $0     $125,656(3)
            Chief Exec. Officer   1993  479,520         0    -   93,900           0     0            0
            Chief Exec. Officer   1992  443,569   189,000    -   93,600      50,000     0            0
R.E. Ross   Chief Oper .Officer
              and President       1994  354,072   201,000    -   81,440(2)   40,000     0       84,155(3)
            Chief Oper. Officer
              and President       1993  312,694         0    -   64,556           0     0            0
            Chief Oper. Officer
              and President       1992  279,154   118,000    -   61,425      50,000     0            0
R.D. Brown  V.P. - Finance        1994  169,653   101,760    -   41,278(2)   20,000     0       42,654(3)
            V.P. - Finance        1993  134,240         0    -   27,387           0     0            0
            Treasurer             1992   89,630    40,700    -   13,162       5,000     0            0
H.J. Faig   Group Vice President  1994  200,592   126,600    -   47,972(2)   20,000     0       49,571(3)
            Vice President        1993  165,920    19,700    -   35,212           0     0            0
            Vice President        1992  138,005    69,500    -   27,788      15,250     0            0
A.L.Shaffer Group Vice President  1994  216,600   124,680    -   51,318(2)   20,000     0       53,029(3)
            Group Vice President  1993  197,472    59,200    -   43,037           0     0            0
            Group Vice President  1992  158,848    72,100    -   32,175      15,000     0            0
_________________________________________________________________________________________________________

(1) Includes amounts earned in fiscal year.

(2) On February 17, 1995, the Committee made awards of restricted stock, pursuant to the 1994 Long-Term Incentive Plan, for the 1994 fiscal year. Awards were as follows: Mr. Meyer, 5,450 shares; Mr. Ross, 3,650 shares; Mr. Brown, 1,850 shares; Mr. Faig, 2,150 shares; and Mr. Shaffer, 2,300 shares. The value of these shares in based on a Fair Market Value of $22.3125 at February 17, 1995.

(3) Represents aggregate market value of shares of Common Stock of the Company awarded as a result of the achievement of the performance goals specified in the Company's 1994 Long-Term Incentive Plan. The shares are deferred until the earlier of the officers' retirement or termination from the Company. Deferred shares received were as follows: Mr. Meyer, 5,450 shares; Mr. Ross, 3,650 shares; Mr. Brown, 1,850 shares; Mr. Faig, 2,150 shares; and Mr. Shaffer, 2,300 shares. Aggregate market value is based on a Fair Market Value of $23.0563 (two-month average following year-end).

Note: The total number of restricted shares held by the listed officers and the aggregate market value at January 2, 1995 are as follows: Mr. Meyer held 11,200 shares valued at $265,300; Mr. Ross held 7,500 shares valued at $177,656; Mr. Brown held 2,300 shares valued at $54,481; Mr. Faig held 3,700 shares valued at $87,644; and Mr. Shaffer held 4,400 shares valued at $104,225. Dividends are paid on the restricted shares at the same time and the same rate as dividends paid to the shareholders on unrestricted shares. Aggregate market value is based on a Fair Market Value of $23.6875 at January 2, 1995.


Option Grants in Last Fiscal Year Table
Black-Scholes Option Pricing Model


                                   % of Total
                                   Options                                      Grant Date
Options             Granted to     Exercise   Expiration         Present
Name           Granted(1)          Employees(2)   Price(3)       Date           Value(4)
_____________  _________________   ____________   _________ _______________     __________

D.J.Meyer      60,000              11.92%         $23.43    02/28/04            $682,200
R.E.Ross       40,000               7.95%          23.43    02/28/04             454,800
R.D.Brown      20,000               3.97%          23.43    02/28/04             227,400
H.J.Faig       20,000               3.97%          23.43    02/28/04             227,400
A.L.Shaffer    20,000               3.97%          23.43    02/28/04             227,400

___________________________________________________________________________________________________

(1) Up to 25% of each stock option grant may be exercised two years following the date of grant and an additional 25% may be exercised in each subsequent year. The purchase price per share of common stock covered by an option is 100% of the fair market value on the grant date. Options expire 10 years after date of grant. In the event of a change in control of the Company, all outstanding stock options become immediately exercisable in full, all restricted stock becomes unrestricted and all outstanding performance unit awards become immediately payable in full.

(2) Based on 503,300 options granted to all employees.

(3) Fair market value on the date of grant.

(4) Black-Scholes Assumption Disclosure: The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following:

- - An exercise price on the option of $23.43, equal to the fair market value of the underlying stock on the date of grant;

- - An option term of 10 years;

- - An interest rate of 5.97% that represents the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term;

- - Volatility of 37.2% calculated using daily stock prices for the one-year period prior to the grant date;

- - Dividends at the rate of $0.36 per share representing the annualized dividends paid with respect to a share of common stock at the date of grant;

The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.



Aggregated Option Exercises in Last Year and Fiscal Year-End Option Values Table



                                                                                 Value(1) of
                                                  Number of Securities       Unexercised,In-the-Money
               Number of                     Underlying Unexercised Option      Options Held at
               Shares Acquired     Value          at Fiscal Year-End            Fiscal Year-End
Name           on Exercise         Realized  Exercisable    Unexercisable  Exercisable    Unexercisable
_______________________________________________________________________________________________________

D.J.Meyer      0                   $    0    293,348        60,000         $2,437,235     $15,450
R.E.Ross       0                        0    192,376        40,000         1,906,679       10,300
R.D.Brown    500                    1,271     23,551        20,000           181,627        5,150
H.J.Faig       0                        0     60,170        20,000           526,863        5,150
A.L.Shaffer    0                        0     46,200        20,000           252,439        5,150

_______________________________________________________________________________________________________
(1) Based on a fair market value of company stock on January 2, 1995, of $23.6875



PERFORMANCE GRAPH
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(*)
CINCINNATI MILACRON INC., S&P 500, S&P MACHINE TOOLS,
S&P MACHINE (DIVERSIFIED)


                             12/89   12/90  12/91  12/92   12/93   12/94
Cincinnati Milacron           100      66     74     107     145     158
S&P 500                       100      97    126     136     150     152
SUP Machine Tools             100      62     78      98     111      90
S&P Machine (Diversified)     100      86    103     105     155     151

(*) Total return assumes reinvestment of dividends on a quarterly basis.

INDEPENDENT AUDITORS


The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the fiscal year 1995.

While there is no legal requirement that the selection of auditors be submitted to a vote of the shareholders, such procedure has been recommended by the Board of Directors because it believes that the selection of auditors is of sufficient importance to justify shareholder ratification. In the event that the shareholders do not confirm the selection, the Board of Directors will reconsider its selection. Confirmation of the appointment will require the affirmative vote of the holders of shares of the Common Stock and the Preferred Stock entitled to cast a majority of the total number of votes represented by the shares of such stock, voting together as a single class.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT
              THE SELECTION OF ERNST & YOUNG LLP BE CONFIRMED

                       SHAREHOLDER PROPOSALS FOR THE
                    1996 ANNUAL MEETING OF SHAREHOLDERS

In order for shareholder proposals for the 1996 Annual Meeting of Shareholders to be eligible for inclusion in the Company's proxy material, they must be received by the Company at its principal office in Cincinnati, Ohio, prior to November 24, 1995.

                               OTHER MATTERS

The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters.

                    By order of the Board of Directors
                    CINCINNATI MILACRON INC.

                    Wayne F. Taylor
                    Vice President, General Counsel and
                    Secretary

Cincinnati, Ohio
March 24, 1995


                           APPENDIX I

CINCINNATI MILACRON INC.         PROXY FOR PREFERRED STOCK ONLY
4701 Marburg Avenue              This proxy is solicited on
Cincinnati, Ohio 45209           behalf of the Board of
Directors


Proxy for Annual Meeting of Shareholders To be Held April 25,
1995


     James A. D. Geier, Lyle Everingham and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual Meeting of Shareholders to be held April 25, 1995, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors and the confirmation of the appointment of auditors.


          Continued and to be signed on reverse


This proxy when properly executed will be voted as directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" all the nominees for director listed in Item (1) below and "FOR" Item (2) below.

1.-Election of Directors
   FOR all nominees         WITHHOLD         NOMINEES: Harry A.
(except as marked to   AUTHORITY for all     Hammerly,Daniel J. Meyer
  the contrary)            nominees          and Joseph A. Steger.
                                             (To withhold authority to
                                             vote for any individual
                                             nominee, write that
                                             nominee's name on the
                                             space provided below.)
                                             ______________________


2.-Confirm appointment of Ernst & Young
   LLP as independent auditors

   FOR             AGAINST               ABSTAIN



                                        Dated: .................1995

                                        ............................
                                          Signature of Shareholder

                                        ............................
                                         Signature of Shareholder
                                             (if held jointly)

                                        When signing as attorney,
                                        executor, administrator,
                                        trustee, or guardian, please
                                        give your full title as such.
                                        A proxy for shares held
                                        jointly by two or more persons
                                        should be signed by all.

    PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ACCOMPANYING ENVELOPE.







                           CINCINNATI MILACRON INC.

Voting Direction for Annual Meeting of Shareholders to be held April
25, 1995

        To:  Putnam Fiduciary Trust Company, Trustee

As a Participant in the Cincinnati Milacron Performance Dividend and Savings Plan, I hereby direct Putnam Fiduciary Trust Company, Trustee, to exercise the votes attributable to the shares of common stock allocated to my account in accordance with my directions on the reverse side, at the Annual Meeting of Shareholders to be held April 25, 1995, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors and the confirmation of the appointment of auditors.


      Continued, and to be signed and dated on reverse side

This voting direction card, when properly executed will be voted as directed by the undersigned participant. If no direction is made, this direction card will be voted "FOR" all the nominees for director listed in Item (1) below and "FOR" Item (2) below.


VOTES


1.-Election of Directors      NOMINEES: Harry A. Hammerly,
                              Daniel J. Meyer and Joseph A.
                              Steger.
FOR all nominees   WITHHOLD
(except as marked  AUTHORITY for   (To withhold authority to
the contrary)   all nominees        vote for any individual
                                    nominee, write that
                                    nominee's name on the space
                                    provided below.)
                                    ____________________________


2.-Confirm appointment of Ernst & Young
LLP as independent auditors.


FOR     AGAINST     ABSTAIN



Dated:................., 1995

                              ..............................
                                  Signature of Participant

                              ..............................
                              Please sign your name exactly as
                              it appears hereon.



PLEASE COMPLETE, DATE, SIGN, AND RETURN IN THE ENCLOSED
POSTAGE-PAID ENVELOPE








CINCINNATI MILACRON INC.                                PROXY
4701 Marburg Avenue        This proxy is solicited on behalf of
Cincinnati, Ohio 45209     the Board of Directors


Proxy for Annual Meeting of Shareholders To Be Held April 25,
1995


James A. D. Geier, Lyle Everingham and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual Meeting of Shareholders to be held April 25, 1995, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors and the confirmation of the appointment of auditors.





        (Continued and to be signed on reverse side)


This proxy when properly executed will be voted as directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" all the nominees for director listed in Item
(1) below and "FOR" Item (2) below.

                                                VOTES


1.-Election of Directors      NOMINEES: Harry A. Hammerly,
FOR all nominees   WITHHOLD             Daniel J. Meyer and
(except as marked  AUTHORITY for        Joseph A. Steger.
to the contrary)   all nominees         (To withhold authority
                                         to vote for any
                                        individual nominee,
                                         write that nominee's
                                         name on the space
                                         provided below.)
                                         __________________

2.-Confirm appointment of Ernst & Young
LLP as independent auditors.

 FOR   AGAINST   ABSTAIN
                              Dated:.................., 1995

                              ..............................
                                  Signature of Shareholder

                              ..............................
                                  Signature of Shareholder
                                   (if held jointly)

                              Please sign your name exactly as
                              it appears hereon. When signing as
                              attorney, executor, administrator,
                              trustee or guardian, please give
                              your full title as such. If a
                              corporation, please sign in full
                              corporate name by authorized
                              officer. If a partnership, please
                              sign in partnership name by
                              authorized person. A proxy for
                              shares held jointly by two or more
                              persons should be signed by all.

PLEASE COMPLETE, DATE, SIGN, AND RETURN IN THE ENCLOSED
POSTAGE-PAID ENVELOPE


CINCINNATI MILACRON INC.                                  PROXY
4701 Marburg Avenue        This proxy is solicited on behalf of
Cincinnati, Ohio 45209     the Board of Directors


Proxy for Annual Meeting of Shareholders To Be Held April 25,
1995

James A. D. Geier, Lyle Everingham and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual Meeting of Shareholders to be held April 25, 1995, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors and the confirmation of the appointment of auditors.

IMPORTANT VOTING INSTRUCTIONS: A shareholder who has been a continuous beneficial owner since February 1, 1991 is entitled to ten votes for each such share PROVIDED the following certification is completed. By signing, the undersigned: (A) instructs that this proxy be voted as marked and (B) certifies that beneficial ownership of Common Shares has been continuous as follows:
             Date Shares Acquired           Number of Shares
             Prior to February 2, 1991      ________________
             After February 1, 1991         ________________
               TOTAL SHARES                 ________________
                                            ________________

If no certification is made, it will be deemed that beneficial ownership of all Common Shares occurred after February 1, 1991.

          (Continued and to be signed on reverse side)
This proxy when properly executed will be voted as directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" all the nominees for director listed in Item
(1) below and "FOR" Item (2) below.

                                                VOTES

1.-Election of Directors      NOMINEES: Harry A. Hammerly,
FOR all nominees   WITHHOLD             Daniel J. Meyer and
(except as marked  AUTHORITY for        Joseph A. Steger.
to the contrary)   all nominees         (To withhold authority
                                         to vote for any
                                         individual nominee,
                                         write that nominee's
                                         name on the space
                                         provided below.)
                                    __________________________

2.-Confirm appointment of Ernst & Young
LLP as independent auditors.

 FOR   AGAINST   ABSTAIN         FOR

                              Dated:....................., 1995

                              .................................
                                   Signature of Shareholder

                              .................................
                                   Signature of Shareholder
                                     (if held jointly)
                              Please sign your name exactly as
                              it appears hereon. When signing as
                              attorney, executor, administrator,
                              trustee or guardian, please give
                              your full title as such. If a
                              corporation, please sign in full
                              corporate name by authorized
                              officer. If a partnership, please
                              sign in partnership name by
                              authorized person. A proxy for
                              shares held jointly by two or more
                              persons should be signed by all.

PLEASE COMPLETE, DATE, SIGN, AND RETURN IN THE ENCLOSED
POSTAGE-PAID ENVELOPE


                                APPENDIX II
                        GRAPHIC AND IMAGE MATERIAL


The following graphic and image material appear in the registrant's Proxy Statement in the sections designated:

ELECTION OF DIRECTORS
A photo of each director appears to the left of the printed information about that individual.